SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 17, 2008
Date of Report (date of earliest event reported)
NOTIFY TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)
California	000-23025	77-0382248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1054 S. De Anza Blvd., Suite 105 San Jose, CA 95129
(Address of principal executive offices)
(408) 777-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, Notify Technology Corporation (the “Company”) entered into amendments (the “Amendments”) to the Amended and Restated Employment Agreements, each dated as of October 31, 2007, with each of Paul DePond, the Company’s Chairman and Chief Executive Officer, Gerald Rice, the Company’s Chief Financial Officer, and Rhonda Chicone, the Company’s Vice President of Product Development.  The Amendments increased the annual base salaries for each of these executive officers as follows:

Name of Executive Officer	Prior Annual Base Salary	New Annual Base Salary
Paul DePond	$255,000	$275,000
Gerald Rice	$185,000	$195,000
Rhonda Chicone	$135,000	$145,000

The Amendments are filed herewith as Exhibits 10.16, 10.17, and 10.18 and are incorporated herein by reference.

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit	Description
10.16	Amendment No. 1 to Amended and Restated Employment Agreement, dated December 17, 2008 between Notify Technology and Paul DePond.
10.17	Amendment No. 1 to Amended and Restated Employment Agreement, dated December 17, 2008, between Notify Technology and Gerald Rice.
10.18	Amendment No. 1 to Amended and Restated Employment Agreement, dated December 17, 2008, between Notify Technology and Rhonda Chicone

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2008

NOTIFY TECHNOLOGY CORPORATION

By: /s/ Gerald W. Rice

Gerald W. Rice, Chief Financial Officer